EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
8/17/2012	Sale	$ 5.5296	1	106624
8/20/2012	Sale	$ 5.6692	2	41419
8/21/2012	Sale	$ 5.7955	3	30944
8/22/2012	Sale	$ 5.6170	4	42803
8/23/2012	Sale	$ 5.5029	5	2449
8/24/2012	Sale	$ 5.5000		100
8/27/2012	Sale	$ 5.5122	6	42174
8/28/2012	Sale	$ 5.5046	7	6897
8/29/2012	Sale	$ 5.5000		100
8/31/2012	Sale	$ 5.5000		500
9/4/2012	Sale	$ 5.3516	8	30652
9/5/2012	Sale	$ 5.3623	9	26613
9/6/2012	Sale	$ 5.5374	10	44529
9/7/2012	Sale	$ 5.7090	11	49725
9/10/2012	Sale	$ 5.9504	12	37000

1	Executed in multiple trades at prices ranging from $5.50 - 5.55
2	Executed in multiple trades at prices ranging from $5.59 - 5.76
3	Executed in multiple trades at prices ranging from $5.71 - 5.85
4	Executed in multiple trades at prices ranging from $5.50 - 5.71
5	Executed in multiple trades at prices ranging from $5.50 - 5.53
6	Executed in multiple trades at prices ranging from $5.50 - 5.52
7	Executed in multiple trades at prices ranging from $5.50 - 5.53
8	Executed in multiple trades at prices ranging from $5.30 - 5.38
9	Executed in multiple trades at prices ranging from $5.34 - 5.40
10	Executed in multiple trades at prices ranging from $5.40 - 5.65
11	Executed in multiple trades at prices ranging from $5.59 - 5.85
12	Executed in multiple trades at prices ranging from $5.91 - 6.08

9/11/2012	Sale	$ 6.0025	13	20426
9/12/2012	Sale	$ 6.0072	14	47614
9/13/2012	Sale	$ 6.2184	15	32000
9/14/2012	Sale	$ 6.5039	16	31000
9/17/2012	Sale	$ 6.5684	17	30000
9/18/2012	Sale	$ 6.5313	18	30000
9/19/2012	Sale	$ 6.5502	19	30500
9/20/2012	Sale	$ 6.5636	20	30000
9/21/2012	Sale	$ 6.8235	21	30000
9/24/2012	Sale	$ 6.6322	22	36743
9/25/2012	Sale	$ 6.6302	23	30028
9/26/2012	Sale	$ 6.4362	24	41684

13	Executed in multiple trades at prices ranging from $5.92 - 6.19
14	Executed in multiple trades at prices ranging from $5.96 - 6.03
15	Executed in multiple trades at prices ranging from $6.02 - 6.40
16	Executed in multiple trades at prices ranging from $6.41 - 6.56
17	Executed in multiple trades at prices ranging from $6.50 - 6.65
18	Executed in multiple trades at prices ranging from $6.45 - 6.72
19	Executed in multiple trades at prices ranging from $6.48 - 6.64
20	Executed in multiple trades at prices ranging from $6.40 - 6.67
21	Executed in multiple trades at prices ranging from $6.75 - 6.92
22	Executed in multiple trades at prices ranging from $6.60 - 6.65
23	Executed in multiple trades at prices ranging from $6.43 - 6.81
24	Executed in multiple trades at prices ranging from $6.35 - 6.53